UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K
 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 27, 2003

FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	33-64304	81-0331430

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street, Billings, MT

(Address of principal executive offices)

(406) 255-5390

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.
Item 7. Financial Statements and Exhibits.
SIGNATURE
EX-99 Third Quarter 2003 Shareholders' Letter

Item 1. Not Applicable.

Item 2. Not Applicable.

Item 3. Not Applicable.

Item 4. Not Applicable.

Item 5. Other Events and Regulation FD Disclosure.

On October 27, 2003, First Interstate BancSystem, Inc. issued its third quarter 2003 performance report and shareholders’ letter (“Shareholders’ Letter”) to holders of common stock of the Company as of that date.

Certain statements contained in the Shareholders’ Letter constitute “forward-looking statements” that involve risk and uncertainties. The Company wishes to caution readers that the following factors, among others may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions in those areas in which the Company operates, credit quality, demographic changes, competition, fluctuations in interest rates, changes in business strategy or development plans and changes in governmental regulations. These and other risk factors are set forth from time to time in the Company’s reports filed with the Securities and Exchange Commission.

The Shareholders’ Letter is attached as Exhibit 99 to the Current Report on Form 8-K.

Item 6. Not Applicable.

Item 7. Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibit 99 — Third Quarter 2003 Shareholders’ Letter

Item 8. Not Applicable.

Item 9. Not Applicable.

Item 10. Not Applicable.

Item 11. Not Applicable.

Item 12. Not Applicable.

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2003

FIRST INTERSTATE BANCSYSTEM, INC

By:	/s/ THOMAS W. SCOTT

Thomas W. Scott
Chief Executive Officer